UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2009
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On January 27, 2009, The First Bancshares, Inc. issued a press release announcing its preliminary results of operations for the quarter and the year ended December 31, 2008.  A copy of the press release is attached hereto and incorporated herein as Exhibit 99.1.  In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01     Other Events

On January 27, 2009, The First Bancshares, Inc. issued a press release announcing its intention to participate in the TARP Capital Purchase Program.  The Company received preliminary approval from the United States Department of the Treasury ("Treasury") to participate in the Treasury's Capital Purchase Program. The Company has the ability to issue and sell to the Treasury preferred stock and warrants to purchase shares of common stock of the Company in accordance with the terms of the Capital Purchase Program for an aggregate purchase price of up to $5.0 million. The Treasury's term sheet describing the Capital Purchase Program is available on the Treasury's website at http://www.ustreas.gov.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits
99.1 Press Release dated January 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	January 28, 2009
/s/ David E. Johnson
Name: David E. Johnson
Title: Chm and CEO